Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
CAVA Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 par value per share	Rule 457(a)	16,611,110	$19.00	$315,611,090	(2)	0.00011020	$34,781
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	Rule 457(o)	—	—	$100,000,000	(3)		$11,020
	Total Offering Amounts					$315,611,090			$34,781
	Total Fees Previously Paid								$11,020
	Total Fee Offsets								—
	Net Fee Due								$23,761
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(1)    Includes shares of our common stock subject to the underwriters’ option to purchase additional shares.
(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.